UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

Platinum Energy Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-176566	27-3401355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

2100 West Loop South, Suite 1601

Houston, Texas 77027

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 713-622-7731

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2012, Platinum Energy Solutions, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with the purchasers party thereto (the “Purchasers”) pursuant to which the Company agreed to issue and sell up to 2,700,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $5.00 per Share, for an aggregate purchase price of up to $13,500,000 to certain investors and current security holders of the Company, including Clearlake Capital Partners (Master) II, L.P. (“CCG”) and Mr. Charles L. Moncla, Jr., the Company’s Chairman of the Board and Chief Executive Officer. CCG and Mr. Moncla also agreed to purchase any remaining Shares not purchased by the other offerees in proportion to their existing ownership of common stock of the Company prior to the offering. The Company will consummate the sale of the Shares in one or more closings to occur no later than March 30, 2012, unless such date is extended upon approval of the Company’s Board of Directors (each, a “Closing”).

As consideration for CCG’s and Mr. Moncla’s agreement to purchase any unpurchased Shares in this offering, the Company agreed to issue at closing 518,984 warrants to CCG and Mr. Moncla (the “Backstop Warrants”), with each of them receiving a pro rata portion of the Backstop Warrants in proportion to their existing ownership of common stock of the Company prior to the offering. Each Backstop Warrant will be convertible into one share of common stock at an exercise price of $3.00 per share and have a 10 year term. In addition, any Purchaser which committed to purchase Shares by 12:00 p.m. New York City time on March 23, 2012, and that actually purchases such Shares, will receive a pro rata portion of 518,984 warrants (the “Commitment Fee Warrants” and, together with the Backstop Warrants, the “Warrants”) in proportion to the subscription amount timely committed and purchased by such Purchaser to the total subscriptions of all Purchasers. Each such Commitment Fee Warrant will be convertible into one share of common stock of the Company at an exercise price of $3.00 per share and have a 10 year term.

Within 40 days following the first Closing, the Company will cause its articles of incorporation to be amended and restated at a validly called stockholders meeting to authorize, among other things, Series B preferred stock, par value $0.001 per share (the “Series B Preferred Stock”) having such rights, preferences, privileges and restrictions as described below. The Shares will be immediately exchanged for the number of shares of Series B Preferred Stock as is determined by dividing the number of Shares to be exchanged by 200 upon approval of the issuance and terms of such Series B Preferred Stock by the stockholders of the Company at a duly called meeting and the filing of the amended and restated articles with the Secretary of State of the State of Nevada.

Holders of Series B Preferred Stock will be entitled to receive cumulative dividends at a rate of 5% per annum of the purchase price per share in preference to dividends to the holders of any Junior Securities (as defined in Exhibit A to the Purchase Agreement), payable, at the option of the Company, in cash or additional shares of Series B Preferred Stock (paid at the purchase price of such Series B Preferred Stock during the 18-month period following the issuance of such Series B Preferred Stock, and thereafter at the fair market value of the Series B Preferred Stock as determined by the Company’s Board of Directors) on a quarterly basis, all subject to the terms of the Company’s (a) indenture dated as of March 3, 2011, as amended, with The Bank of New York Mellon Trust Company, N.A., as to its senior notes, and (b) credit facility dated as of December 28, 2011 with JPMorgan Chase Bank, N.A. If the Company has not completed an Initial Public Offering (as defined in Exhibit A to the Purchase Agreement) within 18 months following the issuance of the Shares, the dividend rate will increase to 10% per annum. In the event of any liquidation or winding up of the Company, any sale of all or substantially all of the assets of the Company, or a merger, or a consolidation of the Company (“Liquidity Event”), the holders of the Series B Preferred Stock will be entitled to receive, in preference to the holders of Junior Securities and pari passu with the holders of Series A Preferred Stock of the Company, an amount equal to the greater of (a) 1x the original investment amount plus any accrued or declared but unpaid dividends, if any (the “Liquidation Preference”) or (ii) the amount to be received by such holders in connection with such Liquidity Event upon conversion of the Series B Preferred Stock to common stock. The Series B Preferred Stock will have no voting rights. The Series B Preferred Stock will be convertible at any time, at the option of the holder, into the number of shares of the Company’s common stock (or common stock equivalents) as determined by multiplying each share of Series B Preferred Stock to be converted by 200 (the “Conversion Ratio”). The Conversion Ratio will be subject to weighted average anti-dilution adjustments for capital reorganizations, reclassifications or other changes or equity issuances below the Conversion Ratio other than issuances of Exempt Shares (as defined in Exhibit A of the Purchase Agreement). Series B Preferred Stock will also be converted automatically into shares of the Company’s common stock at the then applicable Conversion Ratio upon the occurrence of a Qualified IPO (as defined in Exhibit A to the Purchase Agreement); provided, that such automatic conversion shall be conditioned upon either (i) a price per share of common stock issued in connection with the Qualified IPO of at least $5.00 or (ii) the determination of the holders of at least 60% of the Series B Preferred Stock. The holders of at least 60% of the Series B Preferred Stock shall also have the right to cause all holders of Series B Preferred Stock to convert such shares of Series B Preferred Stock into a new series of preferred stock of the Company (the “New Preferred”), if the Company consummates a transaction for the sale of such New Preferred within 90 days following the issuance of the first Share by the Company.

Within 40 days following the first Closing, the Company and the Investors (as defined in the Company’s Stockholders Agreement) will cause the Stockholders Agreement to be duly amended so that (a) each holder of Series B Preferred Stock will have preemptive rights on all offerings of equity securities or securities convertible or exchangeable into equity securities in order to maintain its fully-diluted equity ownership at the time of such preemptive rights offer, subject to certain exceptions and limitations set forth in Exhibit A to the Purchase Agreement, (b) if a majority of the Company’s stockholders or at least four-fifths of the members of the Board vote to pursue a Liquidity Event, all stockholders, including the Series B Preferred Stock, will be compelled to vote in favor of such action, (c) each holder of Series B Preferred Stock will be entitled to sell their shares in a sale transaction with other selling shareholders on any sale of more than half of one percent (1/2%) of the voting equity securities of one or more of the Management Holders (as defined in Exhibit A to the Purchase Agreement), (d) at the Company’s cost, each holder of Series B Preferred Stock will be entitled to piggy-back registration rights on registrations of the Company, subject to the right of the Company and its underwriters to reduce in view of market conditions the number of shares of Series B Preferred Stock proposed to be registered in the offering and (e) the holders of Series B Preferred Stock will have certain information rights with respect to the Company’s finances, budget and operations, material litigation and otherwise.

The proceeds of the sale of the Shares will be used for working capital and general corporate purposes.

The Shares, the Series B Preferred Stock and the Warrants have not been registered under the Securities Act of 1933, as amended. The Shares and the Warrants were, or will be, issued and sold in reliance upon applicable exemptions from registration under Section 4(2) and Regulation D or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Series B Preferred Stock and the common stock into which it is convertible will be issued in reliance upon applicable exemptions from registration under Section 3(a)(9) of the Securities Act.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such agreement which will be filed in accordance with the rules and regulations of the Securities and Exchange Commission.

Item 3.02	Unregistered Sales of Equity Securities.

On March 21, 2012, the Company agreed to issue common stock, preferred stock and warrants on the terms described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY SOLUTIONS, INC.

Date: March 27, 2012	By:	/s/ Justin W. Brown
Name: Justin W. Brown
Title: Principal Accounting Officer

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